As filed with the Securities and Exchange Commission on September 7, 2018

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

ABIOMED, INC.

(Exact Name of Registrant as Specified in Its charter)

Delaware	04-2743260
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

22 Cherry Hill Drive, Danvers, MA 01923

(Address, Including Zip Code, of Principal Executive Offices)

ABIOMED, Inc. Second Amended & Restated 2015 Omnibus Incentive Plan

(Full Title of the Plan)

Michael R. Minogue

Chairman, President and Chief Executive Officer

ABIOMED, Inc.

22 Cherry Hill Drive

Danvers, Massachusetts 01923

(Name and Address of Agent for Service)

(978) 777-5410

(Telephone Number, Including Area Code, of Agent for Service)

with copies to:
Paul M. Kinsella
Ropes & Gray LLP
Prudential Tower

800 Boylston Street
Boston, Massachusetts 02199
(617) 951-7000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.01 par value	1,725,000	$397.06	$684,928,500.00	$85,273.60
(1)

This Registration Statement covers the registration of 1,725,000 additional shares of Common Stock of ABIOMED, Inc., par value $0.01 per share, authorized for issuance under the ABIOMED, Inc. Second Amended & Restated 2015 Omnibus Incentive Plan. In addition, pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers an indeterminate number of additional shares of ABIOMED, Inc. Common Stock, par value $0.01 per share, that may become issuable pursuant to terms designed to prevent dilution resulting from stock splits, stock dividends or similar transactions.  The Registrant previously filed Registration Statements on Form S-8 on August 25, 2016 (File No. 333-213319) and on August 14, 2015 (File No. 333-206395), which registered, respectively, 1,260,000 and 2,000,000 shares of Common Stock of the Registrant for issuance under the Amended & Restated 2015 Omnibus Incentive Plan.

(2)

The offering price for the shares of $397.06 per share has been estimated solely for the purpose of determining the registration fee pursuant to Rule 457(c) and (h) of the Securities Act on the basis of the average high and low prices of ABIOMED, Inc. Common Stock reported on the NASDAQ Global Select Market as of a date (September 5, 2018) within five business days prior to the filing of this Registration Statement.

EXPLANATORY NOTE

ABIOMED, Inc. (the “Registrant”) has prepared this registration statement on Form S-8 (the “Registration Statement”) to register an additional 1,725,000 shares of the Registrant’s common stock, par value $0.01 per share, for issuance under the ABIOMED, Inc. Second Amended & Restated 2015 Omnibus Incentive Plan. This Registration Statement is submitted in accordance with General Instruction E to Form S-8 regarding registration of additional securities, and pursuant to such instruction, the contents of the Registration Statement on Form S-8 (File No. 333-206395) filed with the Securities and Exchange Commission on August 14, 2015 and the Registration Statement on Form S-8 (File No. 333-213319) filed with the Securities and Exchange Commission on August 25, 2016 is incorporated herein by reference, except to the extent supplemented, amended or superseded by the information set forth herein.

Item 8. Exhibits.

Exhibit
Number	Description

4.1

ABIOMED, Inc. Second Amended & Restated 2015 Omnibus Incentive Plan (previously filed as Appendix A to the definitive proxy statement on Schedule 14A (File No. 001-09585) on June 22, 2018 and incorporated herein by reference).

5.1*	Opinion of Ropes & Gray LLP.
23.1*	Consent of Independent Registered Public Accounting Firm, Deloitte & Touche LLP.
23.2*	Consent of Ropes & Gray LLP (included in Exhibit 5.1).
24.1*	Power of Attorney (included on the signature page in Part II).
*	Filed herewith

EXHIBIT INDEX

Exhibit Number	Description
4.1

ABIOMED, Inc. Second Amended & Restated 2015 Omnibus Incentive Plan (previously filed as Appendix A to the definitive proxy statement on Schedule 14A (File No. 001-09585) on June 22, 2018 and incorporated herein by reference).

5.1*	Opinion of Ropes & Gray LLP.
23.1*	Consent of Independent Registered Public Accounting Firm, Deloitte & Touche LLP.
23.2*	Consent of Ropes & Gray LLP (included in Exhibit 5.1).
24.1*	Power of Attorney (included on the signature page in Part II).

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Danvers, Commonwealth of Massachusetts, on the 7th day of September, 2018.

ABIOMED, INC.

By:	/s/ Michael R. Minogue
Michael R. Minogue
Chairman, President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Michael R. Minogue and Todd A. Trapp, and each of them singly, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution in each of them singly, for him and in his name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8 of ABIOMED, Inc., and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting to the attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in or about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that the attorneys-in-fact and agents or any of each of them or their substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Michael R. Minogue	Chairman, President and Chief Executive Officer (Principal Executive Officer)	September 7, 2018
Michael R. Minogue

/s/ Todd A. Trapp	Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	September 7, 2018
Todd A. Trapp

/s/ Dorothy E. Puhy	Director	September 7, 2018
Dorothy E. Puhy

/s/ Jeannine M. Rivet	Director	September 7, 2018
Jeannine M. Rivet

/s/ Eric A. Rose	Director	September 7, 2018
Eric A. Rose

/s/ Martin P. Sutter	Director	September 7, 2018
Martin P. Sutter

/s/ Paul G. Thomas	Director	September 7, 2018
Paul G. Thomas

/s/ Christopher D. Van Gorder	Director	September 7, 2018
Christopher D. Van Gorder